Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. Plans to Announce First Quarter 2009 Financial Results
and Host a Conference Call on April 29, 2009

ATLANTA, April 14, 2009 – RPC Incorporated (NYSE: RES) announced today that it will release its financial results for the first quarter ended March 31, 2009 on Wednesday, April 29, 2009 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 29, 2009 at 9:00 a.m. Eastern Daylight Time.

Individuals wishing to participate in the conference call should dial (888) 744-3690 or (706) 643-1513 for international callers, and use Conference ID# 92502165.  For interested individuals unable to join the call, a replay will be available until midnight on May 6, 2009 by dialing (800) 642-1687 or (706) 645-9291. This call also will be broadcast and archived on the company's investor Web site at www.rpc.net.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets.  RPC’s oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net